EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Third Quarter 2013

* Accelerating Net Revenues Grew to $123.1 Million, a 45% Growth in Local Currencies, 27% in USD

* Gross Merchandise Volume of $1.9 Billion, a 49% Growth in Local Currencies, 31% in USD

* Total Payments Volume of $641.6 Million, a 55% Growth in Local Currencies, 34% in USD

BUENOS AIRES, Argentina, Nov. 5, 2013 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the third quarter ended September 30, 2013.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "With topline growth accelerating for the third consecutive quarter in local currencies, the MercadoLibre ecosystem is clearly benefiting from our recent pace of innovation, as we continue to expand our product selection across a wider range of devices, adding key functionalities along the way. Led by Brazil, value-adding services are driving strong marketplace growth across the board, optimally positioning us for the upcoming holiday shopping season."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended September 30, 2013 of $123.1 million, representing a year-over-year growth of 26.5% in USD and 45.2% in local currencies.

For the three months ended September 30, 2013, gross merchandise volume grew to $1,877.8 million, while total payment volume reached $641.6 million, representing year-over-year growth of 30.7% and 33.6% respectively. In local currencies, gross merchandise volume grew 49.1% year-over-year, while payment volume grew 54.8% year-over-year.

Items sold on MercadoLibre during the third quarter 2013 increased 25.2% to 22.0 million, while total payments transactions through MercadoPago increased 31.5% to 8.4 million.

Gross profit for the third quarter of 2013 was $88.9 million. Gross profit margin for the period was 72.3%, down from 73.6% during the third quarter of 2012.

Total operating expenses during the third quarter 2013 were $51.5 million. Total operating expenses as a percentage of net revenues for the third quarter of 2013 were 41.9%, an increase of 294 basis points from 38.9% for the same quarter one year earlier.

Income from operations for the third quarter 2013 was $37.4 million, representing a year-over-year growth of 10.9% in USD and 28.4% in local currencies. Operating income margin for the period was 30.4%, down from 34.7% during the third quarter of 2012. Operating income margin decreased 121 basis points from 31.6% in Q2'13.

Net income before taxes was $41.2 million. The blended tax rate for the quarter was 29.3%, as compared to 27.5% during the same quarter one year earlier.

Consequently, net income for the three months ended September 30, 2013, was $29.1 million. Earnings per share for the third quarter of 2013 were $0.66.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property (including any advance payment that as of the date of this press release became a fixed asset), equipment, intangible assets and payment for acquired business net of cash acquired, was $25.7 million for the three months ended September 30, 2013.*

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended September 30, 2013 and 2012.

Three months ended September 30, (in MM)	2013	2012	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	95.0	77.2	23.1%	--
New confirmed registered users during the period	4.8	4.0	20.1%	--
Gross merchandise volume	$ 1,877.7	$ 1,436.4	30.7%	49.1%
Items sold	22.0	17.6	25.2%	--
Total payments volume	$ 641.6	$ 480.1	33.6%	54.8%
Total payments transactions	8.4	6.4	31.5%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates

Consolidated Net Revenues
	Q3'12	Q4'12	Q1'13	Q2'13	Q3'13
Brazil	25%	19%	28%	22%	28%
Argentina	69%	62%	63%	66%	66%
Mexico	29%	19%	15%	19%	19%
Venezuela	57%	43%	49%	68%	92%
Others	20%	15%	13%	19%	13%
Total	37%	31%	36%	38%	45%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 5, 2013 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 94730797) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 128,096,994	$ 101,489,002
Short-term investments	91,330,179	93,694,805
Accounts receivable, net	26,621,654	19,837,022
Credit cards receivables, net	37,867,650	35,816,506
Prepaid expenses	4,158,163	2,080,079
Deferred tax assets	14,323,447	11,040,543
Other assets	15,351,008	11,403,218
Total current assets	317,749,095	275,361,175
Non-current assets:
Long-term investments	69,806,906	85,955,584
Advance for fixed assets	26,167,766	--
Property and equipment, net	80,000,110	37,726,222
Goodwill	57,855,465	60,366,063
Intangible assets, net	6,438,684	7,279,865
Deferred tax assets	5,293,222	5,862,247
Other assets	6,009,997	6,118,120
Total non-current assets	251,572,150	203,308,101

Total assets	$ 569,321,245	$ 478,669,276

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 33,211,973	$ 23,976,613
Funds payable to customers	122,286,835	101,472,662
Salaries and social security payable	23,313,366	19,974,463
Taxes payable	16,187,618	19,210,568
Loans payable and other financial liabilities	18,909,134	84,570
Dividends payable	6,313,869	4,812,396
Total current liabilities	220,222,795	169,531,272
Non-current liabilities:
Salaries and social security payable	8,555,276	3,452,445
Loans payable and other financial liabilities	23,575	59,493
Deferred tax liabilities	8,535,181	8,975,290
Other liabilities	3,783,877	2,837,150
Total non-current liabilities	20,897,909	15,324,378
Total liabilities	$ 241,120,704	$ 184,855,650

Commitments and contingencies (Note 7)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,152,933 and 44,150,920 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	$ 44,153	$ 44,151
Additional paid-in capital	120,491,485	120,468,759
Retained earnings	275,583,588	218,083,844
Accumulated other comprehensive loss	(71,918,685)	(48,783,128)
Total Equity	324,200,541	289,813,626

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 569,321,245	$ 478,669,276

Consolidated statements of income

	Nine Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Net revenues	$ 337,964,538	$ 269,846,848	$ 123,055,431	$ 97,266,784
Cost of net revenues	(93,871,368)	(70,682,782)	(34,144,989)	(25,693,605)
Gross profit	244,093,170	199,164,066	88,910,442	71,573,179

Operating expenses:
Product and technology development	(31,217,195)	(21,703,194)	(12,074,586)	(7,983,301)
Sales and marketing	(67,336,933)	(52,820,525)	(24,175,448)	(18,587,486)
General and administrative	(44,119,063)	(34,110,996)	(15,261,345)	(11,288,705)
Total operating expenses	(142,673,191)	(108,634,715)	(51,511,379)	(37,859,492)
Income from operations	101,419,979	90,529,351	37,399,063	33,713,687

Other income (expenses):
Interest income and other financial gains	8,373,112	8,996,775	2,776,791	2,925,913
Interest expense and other financial losses	(1,379,516)	(864,477)	(487,496)	(312,860)
Foreign currency gains (losses)	(1,073,255)	(477,499)	1,575,592	(193,529)
Other losses, net	(44,557)	(190,968)	(42,217)	(179,707)
Net income before income / asset tax expense	107,295,763	97,993,182	41,221,733	35,953,504

Income / asset tax expense	(30,605,467)	(26,893,425)	(12,075,486)	(9,885,607)
Net income	$ 76,690,296	$ 71,099,757	$ 29,146,247	$ 26,067,897

Less: Net (Loss) Income attributable to Redeemable Noncontrolling Interest	(53,213)	42,864	(137,927)	24,804
Net income attributable to MercadoLibre, Inc. shareholders	$ 76,743,509	$ 71,056,893	$ 29,284,174	$ 26,043,093

	Nine Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.73	$ 1.62	$ 0.66	$ 0.59

Weighted average of outstanding common shares	44,152,402	44,146,834	44,152,933	44,150,387

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.73	$ 1.62	$ 0.66	$ 0.59

Weighted average of outstanding common shares	44,152,402	44,153,778	44,152,933	44,157,321

Consolidated statements of cash flows

	Nine Months Ended September 30,
	2013	2012
Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 76,743,509	$ 71,056,893
Adjustments to reconcile net income to net cash provided by operating activities:
Net (loss) income attributable to Redeemable Noncontrolling Interest	(53,213)	42,864
Net Devaluation Loss in Venezuela	6,420,929	--
Depreciation and amortization	8,593,391	6,412,210
Accrued interest	(3,233,243)	(5,713,349)
LTRP accrued compensation	9,997,214	3,338,368
Deferred income taxes	(4,006,615)	(813,538)
Changes in assets and liabilities:
Accounts receivable	(17,138,968)	(3,824,015)
Credit Card Receivables	(7,559,739)	(18,852,184)
Prepaid expenses	(2,297,492)	(1,022,894)
Other assets	(6,233,513)	(2,092,362)
Accounts payable and accrued expenses	17,978,834	10,869,830
Funds payable to customers	32,479,237	19,984,595
Other liabilities	2,465,012	930,000
Interest received from investments	8,693,109	3,391,720
Net cash provided by operating activities	122,848,452	83,708,138
Cash flows from investing activities:
Purchase of investments	(802,270,257)	(344,739,785)
Proceeds from sale and maturity of investments	803,214,085	320,436,580
Payment for acquired businesses, net of cash acquired	(3,224,162)	--
Purchases of intangible assets	--	(1,341,789)
Advance for fixed assets	(26,167,766)	--
Purchases of property and equipment (*)	(49,928,150)	(11,682,839)
Net cash used in investing activities	(78,376,250)	(37,327,833)
Cash flows from financing activities:
Loans payable and other financial liabilities	13,523,158	--
Dividends paid	(17,440,135)	(13,155,438)
Repurchase of Common Stock	(1,012,216)	--
Stock options exercised	3,020	5,700
Net cash used in financing activities	(4,926,173)	(13,149,738)
Effect of exchange rate changes on cash and cash equivalents	(12,938,037)	(2,440,392)
Net increase in cash and cash equivalents	26,607,992	30,790,175
Cash and cash equivalents, beginning of the period	101,489,002	67,381,677

Cash and cash equivalents, end of the period	$ 128,096,994	$ 98,171,852

(*) Net of financial liabilities, see Note 5 "Office building acquisition agreement in Buenos Aires"

Financial results of reporting segments

	Three Months Ended September 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 52,262,896	$ 33,139,321	$ 8,143,109	$ 23,001,287	$ 6,508,818	$ 123,055,431
Direct costs	(30,385,801)	(18,385,612)	(5,110,995)	(7,921,950)	(2,865,057)	(64,669,415)
Direct contribution	21,877,095	14,753,709	3,032,114	15,079,337	3,643,761	58,386,016

Operating expenses and indirect costs of net revenues						(20,986,953)
Income from operations						37,399,063

Other income (expenses):
Interest income and other financial gains						2,776,791
Interest expense and other financial losses						(487,496)
Foreign currency gain						1,575,592
Other losses, net						(42,217)
Net income before income / asset tax expense						$ 41,221,733

	Three Months Ended September 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 46,202,033	$ 24,122,810	$ 6,736,106	$ 14,213,460	$ 5,992,375	$ 97,266,784
Direct costs	(27,296,613)	(11,291,054)	(4,251,146)	(4,058,735)	(2,857,274)	(49,754,822)
Direct contribution	18,905,420	12,831,756	2,484,960	10,154,725	3,135,101	47,511,962

Operating expenses and indirect costs of net revenues						(13,798,275)
Income from operations						33,713,687

Other income (expenses):
Interest income and other financial gains						2,925,913
Interest expense and other financial losses						(312,860)
Foreign currency loss						(193,529)
Other losses, net						(179,707)
Net income before income / asset tax expense						$ 35,953,504

	Nine Months Ended September 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 151,144,732	$ 87,760,904	$ 23,756,976	$ 55,695,385	$ 19,606,541	$ 337,964,538
Direct costs	(89,229,337)	(48,065,070)	(14,350,247)	(20,408,854)	(8,947,601)	(181,001,109)
Direct contribution	61,915,395	39,695,834	9,406,729	35,286,531	10,658,940	156,963,429

Operating expenses and indirect costs of net revenues						(55,543,450)
Income from operations						101,419,979

Other income (expenses):
Interest income and other financial gains						8,373,112
Interest expense and other financial losses						(1,379,516)
Foreign currency loss						(1,073,255)
Other losses, net						(44,557)
Net income before income / asset tax expense						$ 107,295,763

	Nine Months Ended September 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 132,572,544	$ 62,800,492	$ 19,366,784	$ 37,872,351	$ 17,234,678	$ 269,846,848
Direct costs	(78,106,262)	(28,957,465)	(11,167,356)	(12,634,983)	(8,569,958)	(139,436,024)
Direct contribution	54,466,282	33,843,027	8,199,428	25,237,368	8,664,720	130,410,824

Operating expenses and indirect costs of net revenues						(39,881,473)
Income from operations						90,529,351

Other income (expenses):
Interest income and other financial gains						8,996,775
Interest expense and other financial losses						(864,477)
Foreign currency loss						(477,499)
Other losses, net						(190,968)
Net income before income / asset tax expense						97,993,182

Non-GAAP Financial Measures

To supplement our interim condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flows, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property (including any advance payment that as of the date of this press release became a fixed asset), equipment, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property (including any advance payment that as of the date of this press release became a fixed asset), equipment and intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property (including any advance payment that as of the date of this press release became a fixed asset), equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended September 30,
	2013	2012

Net Cash provided by Operating Activities	$ 63.7	$ 25.2

Payment for acquired businesses, net of cash acquired	--	--

Purchase of intangible assets	--	--

Advanced for fixed assets	(26.2)	--

Purchases of property and equipment	(11.8)	(3.4)
Free cash flows	$ 25.7	$ 21.9

The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com